Exhibit 99.3

INTERSIL CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial statements give effect to the acquisition (the “Acquisition”) by Intersil Corporation (“Intersil”), of all the issued and outstanding shares of Techwell, Inc. (“Techwell”) on April 27, 2010 in a transaction accounted for as a business combination.

The Unaudited Pro Forma Condensed Consolidated Statements of Operations (the “Pro Forma Statements of Operations”) have been prepared as if the Acquisition had occurred on January 3, 2009. These Pro Forma Statements of Operations combine the historical consolidated statements of operations of Intersil for the year ended January 1, 2010 and the six months ended July 2, 2010, with the historical consolidated statements of income of Techwell for the year ended December 31, 2009 and the period from January 1, 2010 through April 27, 2010, and give effect to the unaudited pro forma adjustments necessary to account for the Acquisition as a purchase.

The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based upon a preliminary valuation. The estimated fair values of certain assets and liabilities have been determined with the assistance of a third-party valuation firm and such firm’s preliminary work. Intersil’s estimates and assumptions are subject to change upon the finalization of the valuation. The primary areas of the purchase price allocation which are not yet finalized relate to the fair value of identifiable intangible assets and tax related adjustments associated with the opening balance sheet. The Pro Forma Financial Information should be read in conjunction with, and are qualified by reference to, the audited and unaudited consolidated financial statements and accompanying notes of Intersil and Techwell.

INTERSIL CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Six Months Ended July 2, 2010

(in thousands, except per share data)

	Intersil six months ended July 2, 2010	Techwell period from January 1, 2010 through April 27, 2010	Pro forma adjustments	Pro Forma six months ended July 2, 2010	Note

Net revenues	$409,281	$26,815	$—	$436,096
Cost of revenues	174,131	10,863	(4,746)	180,248	F

Gross profit	235,150	15,952	4,746	255,848

Expenses
Research and development	88,879	7,651	—	96,530
Selling, general and administrative	67,192	8,494	—	75,686
Amortization of purchased intangibles	10,976		5,599	16,575	B
Acquisition related costs	7,497	9,499	(16,996)	—	C
Restructuring and other related activities	(3)	—	—	(3)

Operating income (loss)	60,609	(9,692)	16,143	67,060
Gain on deferred compensation investments	77	—	—	77
Other than temporary impairment losses	(1,181)	—	—	(1,181)
Interest income	1,545	378		1,923
Interest expense and fees	(3,379)	—	(5,017)	(8,396)	D

Income (loss) before income taxes	57,671	(9,314)	11,126	59,483
Income tax expense (benefit)	89,401	(24)	580	89,957	E

Net loss	$(31,730)	$(9,290)	$10,546	$(30,474)

Loss per share:
Basic	$(0.26)			$(0.25)

Diluted	$(0.26)			$(0.25)

Weighted average shares:
Basic	123.4			123.4

Diluted	123.4			123.4

INTERSIL CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended January 1, 2010

(in thousands, except per share data)

	Intersil Year ended January 1, 2010	Techwell Year ended December 31, 2009	Pro forma adjustments	Pro Forma Year ended January 1, 2010	Note

Net revenues	$611,398	$63,174	$—	$674,572
Cost of revenues	276,519	24,665	5,859	307,043	F

Gross profit	334,879	38,509	(5,859)	367,529

Expenses
Research and development	145,054	19,603	—	164,657
Selling, general and administrative	121,608	14,916	—	136,524
Amortization of purchased intangibles	12,684	—	24,385	37,069	B
Restructuring and other related activities	2,118	—	—	2,118
In-process research and development credit	(215)	—	—	(215)

Operating income	53,630	3,990	(30,244)	27,376
Gain on deferred compensation investments	2,015	—	—	2,015
Other than temporary impairment losses	(14,305)	—	—	(14,305)
Interest income	4,824	1,373		6,197
Interest expense and fees	—	—	(15,973)	(15,973)	D

Income before income taxes	46,164	5,363	(46,217)	5,310
Income tax expense	7,599	1,867	(3,003)	6,463	E

Net income (loss)	$38,565	$3,496	$(43,214)	$(1,153)

Earnings (loss) per share:
Basic	$0.32			$(0.01)

Diluted	$0.32			$(0.01)

Weighted average shares:
Basic	122.3			122.3

Diluted	122.3			122.3

INTERSIL CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL

INFORMATION

(A)	To reflect the excess of acquisition cost over the estimated fair value of intangible net assets acquired. The purchase price, preliminary purchase price allocation and financing of the transaction are summarized below (in thousands):

Purchase price:
Net proceeds of debt issued	$290,561
Additional cash payments to Techwell	141,473

Total purchase consideration	432,034

Allocated to:
Identifiable intangibles:
Developed technology	$89,700
Trademarks	12,100
Customer relationships	20,600
In-process research and development	11,500
Backlog	3,900
Net deferred tax liabilities	(45,231)
Other tangible net assets, net of cash and equivalents	65,507
Excess purchase price over allocation to identifiable assets and liabilities (goodwill)	243,325

Purchase price, net of cash and cash equivalents	401,401

Cash received	30,633

Total purchase consideration	$432,034

Developed technology will be amortized straight-line over five to eight years, while Backlog, In-process research and development, Customer Relationships and Trademarks will be amortized straight-line over 6 months to seven years.

(B)	To reflect the increase in amortization expense related to identifiable intangibles acquired, as if the acquisition occurred on January 3, 2009 as follows (in thousands):

	Six months ended July 2, 2010	Year ended January 1, 2010
Historical amortization	10,976	12,684

Adjustment for amortization of Techwell’s identifiable intangible assets	5,599	24,385

Pro forma amortization	16,575	37,069

The historical amortization for the six months ended July 2, 2010 included $5.2 million for amortization of Techwell’s identifiable intangible assets for the period from April 28, 2010 to July 2, 2010. Techwell’s identifiable intangible assets are amortized using the straight-line method over an average life of 5.25 years.

(C)	To exclude acquisition related costs incurred by Techwell and Intersil in the related periods. Acquisition costs are assumed to have been incurred and expensed prior to the acquisition.

(D)	To reflect the increased interest expense and debt fee amortization related to the issuance of debt used to finance the purchase price, as if the debt were issued on January 3, 2009, as follows (in thousands):

	Six months ended July 2, 2010	Year ended January 1, 2010

Historical interest expense and fees	(3,379)	—
Adjustment for interest and fees expense associated with the acquisition of Techwell	(5,017)	(15,973)

Pro forma acquisition costs	(8,396)	(15,973)

We issued $300.0 million in long-term debt financed over a six year period. The interest rate used for the calculation is approximately 5.0%.

The historical interest expense and fees for the six months ended July 2, 2010 included $2.9 million for interest expense and fees associated with the issuance of $300.0 million of long-term debt.

(E)	To reflect the tax effect of debt interest expense and fees and reduced acquisition costs. Tax expense has been reduced for additional interest and fees expense and increased for the removal of the deduction for certain acquisition costs.

(F)	Cost of revenues is increased for the $5.9 million fair value adjustment to inventory that would have been subsequently expensed during the year ended January 1, 2010 had the transaction occurred on January 2, 2009. Cost of revenues has been reduced by $4.7 million for the fair value adjustment to inventory related to Techwell that was expensed during the six months ended July 2, 2010.

(G)	Amounts adjusted herein do not include adjustments for equity based compensation expense or depreciation of fixed assets as the differences are unlikely to be material or meaningful.